Exhibit 99.1

Ventas Reports Record 2015 First Quarter Results and Increases Guidance

  Record 2015 First Quarter Normalized FFO Grows Eight Percent to $1.18 Per Diluted Share
  Total 2015 First Quarter Investments Exceed $3.5 Billion
  Increases 2015 Normalized FFO Guidance to $4.67 to $4.75 Per Diluted Share

CHICAGO--(BUSINESS WIRE)--April 24, 2015--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported that normalized Funds From Operations (“FFO”) for the quarter ended March 31, 2015 increased 20 percent to $387.5 million, from $323.4 million for the comparable 2014 period. Normalized FFO per diluted common share grew eight percent to $1.18 for the quarter ended March 31, 2015, as compared to $1.09 for the comparable 2014 period. Weighted average diluted shares outstanding for the first quarter of 2015 increased to 329.2 million, compared to 296.2 million in 2014.

Record Results, Value Creating Acquisitions and Innovative Transactions

“Once again, we are pleased to report record results, in line with our expectations, driven by accretive acquisitions, well-executed capital markets transactions and active asset management of our diverse, high-quality portfolio,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Our recently announced spin-off of most of our skilled nursing portfolio into a pure-play REIT and our pending Ardent hospital acquisition will create two focused higher growth companies and enhance our leading position in healthcare and senior living real estate.”

Net income attributable to common stockholders for the quarter ended March 31, 2015 was $120.4 million, or $0.37 per diluted common share. Net income attributable to common stockholders for the quarter ended March 31, 2014 was $121.0 million, or $0.41 per diluted common share. Net income attributable to common stockholders for the quarter ended December 31, 2014 was $107.2 million, or $0.36 per diluted common share.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the first quarter of 2015 was $358.8 million, or $1.09 per diluted common share. NAREIT FFO for the first quarter of 2014 was $309.8 million, or $1.05 per diluted common share. NAREIT FFO per share growth was lower than normalized FFO per share growth for the same period due principally to the exclusion of transaction costs in both periods in normalized FFO, consistent with the Company’s guidance and historical practice.

First Quarter 2015 Highlights

  Same-store cash net operating income (“NOI”) growth for the Company’s total portfolio (1,344 assets) was 3.2 percent, expressed in constant currency, for the quarter ended March 31, 2015 compared to the same period in 2014.
  Total seniors housing operating portfolio (“SHOP”) NOI was $148.6 million, an increase of 21 percent over the comparable 2014 period. Same-store SHOP NOI grew 0.9 percent, expressed in constant currency, for the 234 same-store properties over first quarter 2014 results. The year earlier period benefited from $2.2 million in real estate tax credits; without such credit, same-store NOI growth would have been 2.7%.
  In January 2015, the Company completed its previously announced acquisition of 152 healthcare and senior living assets owned by American Realty Capital Healthcare Trust, Inc. (“HCT”) in a stock and cash transaction. The transaction was funded with 28.4 million shares of Ventas common stock, 1.1 million units redeemable for shares of Ventas common stock, cash and the assumption of debt.
  Ventas made investments totaling $3.6 billion during the first quarter of 2015, including five care homes in the U.K., twelve skilled nursing facilities and development and redevelopment fundings approximating $33.5 million.
  In January 2015, Ventas issued and sold $1.1 billion of senior notes with a weighted average interest rate below 3.7 percent and a weighted average maturity of 15 years. The issuances were composed of $900 million aggregate principal amount of USD senior notes and CAD notes of 250 million.
  During the first quarter of 2015, Ventas issued and sold a total of 3.8 million shares of common stock for aggregate proceeds of approximately $290 million (before sales commissions) under its “at the market” (“ATM”) equity offering program. Ventas replaced its expiring shelf registration statement during the quarter and in conjunction therewith replaced its prior ATM program with a new ATM program. The Company has not issued any shares under the new ATM program.
  Year-to-date, Ventas has sold 45 properties and received final repayment on loans receivable for approximately $474 million in aggregate proceeds. The GAAP yield on the dispositions and loan repayments was seven percent.

Recent Developments

  In April 2015, Ventas announced its plan to spin off (the “Spin-Off”) most of its skilled nursing facility (“SNF”) portfolio into an independent, publicly traded REIT named Care Capital Properties, Inc. (“CCP”). The transaction is expected to be completed in the second half of 2015 and is intended to qualify as a tax-free distribution to Ventas shareholders. CCP filed its Form 10 registration statement relating to the Spin-Off with the Securities and Exchange Commission on April 23, 2015.
  Ventas also announced in April 2015 its plan to acquire privately-owned Ardent Medical Services, Inc. (with its affiliates, “Ardent Health Services”), one of the ten largest for-profit hospital companies in the U.S. The accretive transaction, which is expected to close mid-year 2015, will also consist of (a) a buy-out of a minority partner interest for incremental investment, (b) the separation of Ardent Health Services’ hospital operations from its owned real estate and (c) the sale of these hospital operations to one or more newly formed entities (collectively, “Ardent”), to be owned by current management of Ardent Health Services, other equity sources, and up to 9.9 percent by Ventas. Ventas and Ardent will enter into pre-agreed long-term triple-net leases with an expected going in cash yield exceeding 7 percent on a projected $1.4 billion net real estate investment value. The transaction is subject to the satisfaction of certain specified closing conditions, including receipt of regulatory approvals.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at March 31, 2015 is 5.7x. Current debt-to-enterprise value now stands at 32 percent.
  The Company currently has a strong liquidity position, with approximately $1.7 billion available under its revolving credit facility, as well as $71 million of cash on hand.
  The Company paid a dividend of $0.79 per share during the first quarter, in two installments, a nine percent increase over the first quarter of 2014.

Increasing 2015 Normalized FFO Guidance

Ventas currently expects its 2015 normalized FFO per diluted share to increase to a range between $4.67 and $4.75. This updated guidance range represents four to six percent growth in normalized FFO per share over 2014. Second quarter 2015 normalized FFO per diluted share growth is expected to be below this full-year growth range due to timing of dispositions, reinvestments and fee income. Ventas currently expects its 2015 NAREIT FFO per diluted share to range between $4.47 and $4.59, due principally to deal costs related to its investment activity.

The Company’s expectations include its pending acquisition of Ardent Health Services, funded on a leverage neutral basis, upon the terms and timing discussed above. This guidance does not take into account any impact from the Spin-Off of CCP. The Company’s guidance assumes about $600 million in property dispositions and receipt of loan repayments, substantially all of which were completed and received in the first quarter of 2015, with mid-year reinvestment of net proceeds into the Ardent acquisition. No further investment or disposition activity is included in the Company’s guidance range.

Same-store cash NOI is forecast to grow 2.5 to 3.5 percent in 2015, which is consistent with previous guidance.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is included in this press release.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (866) 700-6293 (or (617) 213-8835 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 31511307, beginning at approximately 2:00 p.m. Eastern Time and will remain available for 35 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,600 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-location.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transaction with Ardent Health Services and the Spin-Off, the benefits of the proposed transaction with Ardent Health Services and the Spin-Off, including future financial and operating results, statements regarding plans, objectives, and expectations relating to the proposed transaction with Ardent Health Services and the Spin-Off and other statements that are not historical facts. In addition, all statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2014 and for the year ending December 31, 2015; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant or manager; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; (z) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings; (aa) the inability to complete the acquisition of Ardent Health Services and the separation and sale of Ardent Health Services’ hospital operations on terms acceptable to Ventas or at all; (bb) the failure to satisfy any conditions to completion of the Ardent Health Services transaction on terms acceptable to Ventas or at all; (cc) the occurrence of any event, change or other circumstances that could give rise to the termination of the Ardent Health Services purchase agreement or any other agreement relating to the transaction; (dd) the risk that the expected benefits of the Ardent Health Services transaction, including financial results, may not be fully realized or may take longer to realize than expected; (ee) risks related to disruption of management’s attention from ongoing business operations due to the proposed Ardent Health Services transaction; (ff) the effect of the announcement of the proposed Ardent Health Services transaction on Ventas’s or Ardent Health Services’ relationships with their respective customers, tenants, lenders, operating results and businesses generally; (gg) uncertainties as to the completion and timing of the Spin-Off; (hh) the failure to satisfy any conditions to complete the Spin-Off, (ii) the expected tax treatment of the Spin-Off, (jj) the inability to obtain certain third party consents required to transfer certain properties in connection with the Spin-Off; and (kk) the impact of the Spin-Off on the businesses of Ventas and CCP. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014

Assets
Real estate investments:
Land and improvements	$2,252,402	$1,956,128	$1,937,888	$1,848,922	$1,867,146
Buildings and improvements	21,933,742	19,895,043	19,664,973	18,591,786	18,658,616
Construction in progress	134,195	120,123	116,975	93,629	71,862
Acquired lease intangibles	1,300,654	1,039,651	1,039,949	1,009,474	1,014,711
	25,620,993	23,010,945	22,759,785	21,543,811	21,612,335
Accumulated depreciation and amortization	(4,202,334)	(4,025,386)	(3,833,974)	(3,657,541)	(3,515,868)
Net real estate property	21,418,659	18,985,559	18,925,811	17,886,270	18,096,467
Secured loans receivable and investments, net	773,773	829,756	407,551	414,051	376,074
Investments in unconsolidated entities	95,147	91,872	88,175	89,423	90,929
Net real estate investments	22,287,579	19,907,187	19,421,537	18,389,744	18,563,470
Cash and cash equivalents	120,225	55,348	64,595	86,635	59,791
Escrow deposits and restricted cash	223,772	71,771	78,746	75,514	76,110
Deferred financing costs, net	71,386	60,328	64,898	63,399	59,726
Other assets	1,736,909	1,131,537	1,021,389	1,175,494	943,671
Total assets	$24,439,871	$21,226,171	$20,651,165	$19,790,786	$19,702,768

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$11,603,925	$10,888,092	$10,469,106	$9,602,439	$9,481,051
Accrued interest	77,359	62,097	69,112	56,722	61,083
Accounts payable and other liabilities	1,016,592	1,005,232	965,240	975,282	938,098
Deferred income taxes	371,785	344,337	361,454	256,392	252,499
Total liabilities	13,069,661	12,299,758	11,864,912	10,890,835	10,732,731

Redeemable OP unitholder and noncontrolling interests	257,246	172,016	163,080	169,292	160,115

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 330,913; 298,478; 294,359; 294,358; and 294,346 shares issued at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively	82,718	74,656	73,603	73,602	73,599
Capital in excess of par value	12,616,056	10,119,306	9,859,490	9,849,301	9,858,733
Accumulated other comprehensive income	4,357	13,121	16,156	26,255	18,464
Retained earnings (deficit)	(1,660,856)	(1,526,388)	(1,398,378)	(1,294,048)	(1,218,967)
Treasury stock, 32; 7; 32; 0; and 3 shares at March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively	(2,385)	(511)	(2,075)	—	(162)
Total Ventas stockholders' equity	11,039,890	8,680,184	8,548,796	8,655,110	8,731,667
Noncontrolling interest	73,074	74,213	74,377	75,549	78,255
Total equity	11,112,964	8,754,397	8,623,173	8,730,659	8,809,922
Total liabilities and equity	$24,439,871	$21,226,171	$20,651,165	$19,790,786	$19,702,768

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2015 and 2014
(In thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2015	2014
Revenues:
Rental income:
Triple-net leased	$266,206	$237,846
Medical office buildings	136,990	115,223
	403,196	353,069
Resident fees and services	446,914	371,061
Medical office building and other services revenue	10,543	6,300
Income from loans and investments	22,899	10,767
Interest and other income	472	273
Total revenues	884,024	741,470
Expenses:
Interest	106,590	87,841
Depreciation and amortization	247,441	193,594
Property-level operating expenses:
Senior living	298,362	248,295
Medical office buildings	42,349	39,345
	340,711	287,640
Medical office building services costs	6,918	3,371
General, administrative and professional fees	34,330	32,866
Loss (gain) on extinguishment of debt, net	21	(259)
Merger-related expenses and deal costs	35,172	10,760
Other	5,296	5,229
Total expenses	776,479	621,042
Income before (loss) income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	107,545	120,428
(Loss) income from unconsolidated entities	(251)	248
Income tax benefit (expense)	7,250	(3,433)
Income from continuing operations	114,544	117,243
Discontinued operations	(423)	3,031
Gain on real estate dispositions	6,686	1,000
Net income	120,807	121,274
Net income attributable to noncontrolling interest	365	227
Net income attributable to common stockholders	$120,442	$121,047
Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.40
Discontinued operations	(0.00)	0.01
Net income attributable to common stockholders	$0.37	$0.41
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.40
Discontinued operations	(0.00)	0.01
Net income attributable to common stockholders	$0.37	$0.41

Weighted average shares used in computing earnings per common share:
Basic	325,454	293,875
Diluted	329,203	296,245

Dividends declared per common share	$0.79	$0.725

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2015 First	2014 Quarters
	Quarter	Fourth	Third	Second	First

Revenues:
Rental income:
Triple-net leased	$266,206	$245,599	$244,206	$242,726	$237,846
Medical office buildings	136,990	116,907	116,598	114,890	115,223
	403,196	362,506	360,804	357,616	353,069
Resident fees and services	446,914	411,170	396,247	374,473	371,061
Medical office building and other services revenue	10,543	11,124	7,573	4,367	6,300
Income from loans and investments	22,899	15,734	14,043	14,625	10,767
Interest and other income	472	3,453	368	173	273
Total revenues	884,024	803,987	779,035	751,254	741,470

Expenses:
Interest	106,590	99,031	98,469	91,501	87,841
Depreciation and amortization	247,441	241,275	201,224	190,818	193,594
Property-level operating expenses:
Senior living	298,362	273,563	265,274	249,424	248,295
Medical office buildings	42,349	38,715	41,147	39,335	39,345
	340,711	312,278	306,421	288,759	287,640
Medical office building services costs	6,918	7,527	4,568	1,626	3,371
General, administrative and professional fees	34,330	28,108	29,466	31,306	32,866
Loss (gain) on extinguishment of debt, net	21	485	2,414	2,924	(259)
Merger-related expenses and deal costs	35,172	7,943	16,749	9,599	10,760
Other	5,296	13,604	15,229	4,863	5,229
Total expenses	776,479	710,251	674,540	621,396	621,042

Income before (loss) income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	107,545	93,736	104,495	129,858	120,428
(Loss) income from unconsolidated entities	(251)	(688)	(47)	348	248
Income tax benefit (expense)	7,250	13,552	1,887	(3,274)	(3,433)
Income from continuing operations	114,544	106,600	106,335	126,932	117,243
Discontinued operations	(423)	(411)	(259)	(255)	3,031
Gain on real estate dispositions	6,686	1,456	3,625	11,889	1,000
Net income	120,807	107,645	109,701	138,566	121,274
Net income attributable to noncontrolling interest	365	455	569	168	227
Net income attributable to common stockholders	$120,442	$107,190	$109,132	$138,398	$121,047

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.36	$0.37	$0.47	$0.40
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)	0.01
Net income attributable to common stockholders	$0.37	$0.36	$0.37	$0.47	$0.41
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.37	$0.36	$0.37	$0.47	$0.40
Discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)	0.01
Net income attributable to common stockholders	$0.37	$0.36	$0.37	$0.47	$0.41

Weighted average shares used in computing earnings per common share:
Basic	325,454	294,810	294,030	293,988	293,875
Diluted	329,203	297,480	296,495	296,504	296,245

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2015 and 2014
(In thousands)
	2015	2014
Cash flows from operating activities:
Net income	$120,807	$121,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	247,453	193,876
Amortization of deferred revenue and lease intangibles, net	(6,603)	(5,383)
Other non-cash amortization	(519)	(1,965)
Stock-based compensation	6,307	6,044
Straight-lining of rental income, net	(8,679)	(7,914)
Loss (gain) on extinguishment of debt, net	21	(259)
Gain on real estate dispositions (including amounts in discontinued operations)	(6,686)	(2,437)
Income tax (benefit) expense	(7,850)	3,433
Loss (income) from unconsolidated entities	251	(248)
Other	2,860	3,076
Changes in operating assets and liabilities:
Decrease in other assets	21,073	6,241
Increase in accrued interest	15,792	6,753
Decrease in accounts payable and other liabilities	(40,058)	(38,070)
Net cash provided by operating activities	344,169	284,421
Cash flows from investing activities:
Net investment in real estate property	(1,072,539)	(181,866)
Investment in loans receivable and other	(39,573)	(1,192)
Proceeds from real estate disposals	166,341	26,150
Proceeds from loans receivable	92,056	1,163
Purchase of marketable securities	—	(25,000)
Funds held in escrow for future development expenditures	4,003	2,602
Development project expenditures	(33,467)	(23,948)
Capital expenditures	(21,171)	(16,134)
Other	(4,180)	(125)
Net cash used in investing activities	(908,530)	(218,350)
Cash flows from financing activities:
Net change in borrowings under credit facility	(452,897)	181,754
Proceeds from debt	1,092,833	—
Repayment of debt	(24,647)	(67,773)
Purchase of noncontrolling interest	(2,660)	—
Payment of deferred financing costs	(14,435)	(167)
Issuance of common stock, net	285,327	—
Cash distribution to common stockholders	(254,910)	(213,473)
Cash distribution to redeemable OP unitholders	(2,365)	(1,402)
Purchases of redeemable OP units	(569)	—
Distributions to noncontrolling interest	(1,822)	(2,237)
Other	5,690	1,641
Net cash provided by (used in) financing activities	629,545	(101,657)
Net increase (decrease) in cash and cash equivalents	65,184	(35,586)
Effect of foreign currency translation on cash and cash equivalents	(307)	561
Cash and cash equivalents at beginning of period	55,348	94,816
Cash and cash equivalents at end of period	$120,225	$59,791

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,542,829	$2,952
Other assets acquired	16,711	—
Debt assumed	177,857	—
Other liabilities	45,736	2,952
Deferred income tax liability	44,117	—
Noncontrolling interests	87,245	—
Equity issued	2,204,585	—

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2015 First	2014 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$120,807	$107,645	$109,701	$138,566	$121,274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	247,453	241,291	201,236	192,064	193,876
Amortization of deferred revenue and lease intangibles, net	(6,603)	(4,096)	(4,896)	(4,496)	(5,383)
Other non-cash amortization	(519)	304	2,312	(963)	(1,965)
Stock-based compensation	6,307	4,202	5,381	5,367	6,044
Straight-lining of rental income, net	(8,679)	(9,043)	(12,413)	(9,317)	(7,914)
Loss (gain) on extinguishment of debt, net	21	485	2,414	2,924	(259)
Gain on real estate dispositions (including amounts in discontinued operations)	(6,686)	(1,457)	(3,584)	(11,705)	(2,437)
Gain on real estate loan investments	—	(1,206)	(249)	—	—
Income tax (benefit) expense	(7,850)	(13,851)	(1,987)	2,974	3,433
Loss (income) from unconsolidated entities	251	688	47	(348)	(248)
Other	2,860	2,140	7,105	3,418	3,076
Changes in operating assets and liabilities:
Decrease (increase) in other assets	21,073	8,623	(14,514)	4,967	6,241
Increase (decrease) in accrued interest	15,792	(6,877)	12,461	(4,379)	6,753
(Decrease) increase in accounts payable and other liabilities	(40,058)	6,025	21,256	(7,791)	(38,070)
Net cash provided by operating activities	344,169	334,873	324,270	311,281	284,421
Cash flows from investing activities:
Net investment in real estate property	(1,072,539)	(284,250)	(912,510)	(89,660)	(181,866)
Investment in loans receivable and other	(39,573)	(432,556)	(21,948)	(43,296)	(1,192)
Proceeds from real estate disposals	166,341	5,500	60,396	26,200	26,150
Proceeds from loans receivable	92,056	17,984	49,593	4,817	1,163
Purchase of marketable securities	—	(50,000)	—	(21,689)	(25,000)
Proceeds from sale or maturity of marketable securities	—	—	21,689	—	—
Funds held in escrow for future development expenditures	4,003	1,988	—	—	2,602
Development project expenditures	(33,467)	(35,613)	(26,952)	(20,475)	(23,948)
Capital expenditures	(21,171)	(31,219)	(20,709)	(19,392)	(16,134)
Other	(4,180)	(5,177)	(296)	—	(125)
Net cash used in investing activities	(908,530)	(813,343)	(850,737)	(163,495)	(218,350)
Cash flows from financing activities:
Net change in borrowings under credit facility	(452,897)	693,887	46,267	(381,705)	181,754
Proceeds from debt	1,092,833	—	1,311,046	696,661	—
Repayment of debt	(24,647)	(246,278)	(632,391)	(204,953)	(67,773)
Purchase of noncontrolling interest	(2,660)	(5,527)	—	(3,588)	—
Payment of deferred financing costs	(14,435)	726	(8,100)	(6,679)	(167)
Issuance of common stock, net	285,327	242,107	—	—	—
Cash distribution to common stockholders	(254,910)	(235,200)	(213,462)	(213,479)	(213,473)
Cash distribution to redeemable OP unitholders	(2,365)	(1,548)	(1,452)	(1,360)	(1,402)
Purchases of redeemable OP units	(569)	(503)	—	—	—
Contributions from noncontrolling interest	—	491	—	—	—
Distributions to noncontrolling interest	(1,822)	(2,799)	(1,852)	(2,671)	(2,237)
Other	5,690	25,153	23	(2,215)	1,641
Net cash provided by (used in) financing activities	629,545	470,509	500,079	(119,989)	(101,657)
Net increase (decrease) in cash and cash equivalents	65,184	(7,961)	(26,388)	27,797	(35,586)
Effect of foreign currency translation on cash and cash equivalents	(307)	(1,286)	4,348	(953)	561
Cash and cash equivalents at beginning of period	55,348	64,595	86,635	59,791	94,816
Cash and cash equivalents at end of period	$120,225	$55,348	$64,595	$86,635	$59,791

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,542,829	$16,746	$299,713	$51,330	$2,952
Other assets acquired	16,711	11,597	2,049	1,634	—
Debt assumed	177,857	12,926	177,035	51,115	—
Other liabilities	45,736	4,598	15,766	723	2,952
Deferred income tax liability	44,117	641	108,961	1,126	—
Noncontrolling interests	87,245	—	—	—	—
Equity issued	2,204,585	10,178	—	—	—

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)(1)
(Dollars in thousands, except per share amounts)

								Tentative Estimates
								Preliminary and		Midpoint
							YOY	Subject to Change		YOY
	2014					2015	Growth	FY2015 - Guidance		Growth
	Q1	Q2	Q3	Q4	FY	Q1	'14-'15	Low	High	'14-'15E
Net income attributable to common stockholders	$121,047	$138,398	$109,132	$107,190	$475,767	$120,442		$574,045	$603,991
Net income attributable to common stockholders per share	$0.41	$0.47	$0.37	$0.36	$1.60	$0.37		$1.70	$1.79

Adjustments:
Depreciation and amortization on real estate assets	192,043	189,219	199,617	239,465	820,344	245,651		965,000	985,000
Depreciation on real estate assets related to noncontrolling interest	(2,644)	(2,661)	(2,503)	(2,506)	(10,314)	(2,052)		(8,000)	(8,400)
Depreciation on real estate assets related to unconsolidated entities	1,494	1,495	1,471	1,332	5,792	1,462		5,600	6,000
Gain on real estate dispositions	(1,000)	(11,889)	(3,625)	(1,456)	(17,970)	(6,686)		(25,000)	(35,000)
Discontinued operations:
(Gain) loss on real estate dispositions	(1,438)	(45)	41	(52)	(1,494)	—		—	—
Depreciation and amortization on real estate assets	281	1,247	12	15	1,555	12		12	12
Subtotal: FFO add-backs	188,736	177,366	195,013	236,798	797,913	238,387		937,612	947,612
Subtotal: FFO add-backs per share	$0.64	$0.60	$0.66	$0.80	$2.69	$0.72		$2.77	$2.80
FFO	$309,783	$315,764	$304,145	$343,988	$1,273,680	$358,829	16%	$1,511,657	$1,551,603	20%
FFO per share	$1.05	$1.07	$1.03	$1.16	$4.29	$1.09	4%	$4.47	$4.59	6%

Adjustments:
Change in fair value of financial instruments	(68)	109	4,595	485	5,121	(46)		500	(900)
Non-cash income tax expense (benefit)	3,433	2,974	(1,987)	(13,851)	(9,431)	(7,850)		(25,000)	(31,000)
(Gain) loss on extinguishment of debt, net	(810)	2,924	2,414	485	5,013	21		1,000	2,000
Merger-related expenses, deal costs and re-audit costs	10,761	9,602	23,401	10,625	54,389	36,002		88,500	81,500
Amortization of other intangibles	256	255	255	480	1,246	591		2,150	2,650
Subtotal: normalized FFO add-backs	13,572	15,864	28,678	(1,776)	56,338	28,718		67,150	54,250
Subtotal: normalized FFO add-backs per share	$0.05	$0.05	$0.10	$(0.01)	$0.19	$0.09		$0.20	$0.16
Normalized FFO	$323,355	$331,628	$332,823	$342,212	$1,330,018	$387,547	20%	$1,578,807	$1,605,853	20%
Normalized FFO per share	$1.09	$1.12	$1.12	$1.15	$4.48	$1.18	8%	$4.67	$4.75	5%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(5,383)	(4,496)	(4,896)	(4,096)	(18,871)	(6,603)		(26,400)	(28,400)
Other non-cash amortization, including fair market value of debt	(1,965)	(963)	2,312	304	(312)	(519)		3,400	5,400
Stock-based compensation	6,044	5,367	5,381	4,202	20,994	6,307		22,300	24,500
Straight-lining of rental income, net	(7,914)	(9,317)	(12,413)	(9,043)	(38,687)	(8,679)		(32,300)	(34,300)
Subtotal: non-cash items included in normalized FFO	(9,218)	(9,409)	(9,616)	(8,633)	(36,876)	(9,494)		(33,000)	(32,800)
Capital expenditures	(17,134)	(21,445)	(21,822)	(32,527)	(92,928)	(22,148)		(110,000)	(120,000)
Normalized FAD	$297,003	$300,774	$301,385	$301,052	$1,200,214	$355,905	20%	$1,435,807	$1,453,053	20%
Normalized FAD per share	$1.00	$1.01	$1.02	$1.01	$4.05	$1.08	8%	$4.25	$4.30	6%
Merger-related expenses, deal costs and re-audit costs	(10,761)	(9,602)	(23,401)	(10,625)	(54,389)	(36,002)		(88,500)	(81,500)
FAD	$286,242	$291,172	$277,984	$290,427	$1,145,825	$319,903	12%	$1,347,307	$1,371,553	19%
FAD per share	$0.97	$0.98	$0.94	$0.98	$3.86	$0.97	0%	$3.99	$4.06	4%
Weighted average diluted shares	296,245	296,504	296,495	297,480	296,677	329,203		338,074	338,074

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO and FAD to be appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (e) the financial impact of contingent consideration, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; and (f) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters. FAD represents normalized FFO excluding non-cash components, straight-line rental adjustments and capital expenditures, including tenant allowances and leasing commissions.

FFO, normalized FFO and FAD presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO and FAD should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and FAD should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest, depreciation and amortization, and income tax benefit of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2015, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company's historical financial statements, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$120,442
Pro forma adjustments for current period investments, capital transactions and dispositions	(10,289)
Pro forma net income for the three months ended March 31, 2015	110,153
Add back:
Pro forma interest	108,403
Pro forma depreciation and amortization	260,753
Stock-based compensation	6,307
Gain on real estate dispositions	(6,686)
Loss on extinguishment of debt, net	21
Loss from unconsolidated entities	251
Noncontrolling interest	365
Pro forma income tax benefit	(9,246)
Change in fair value of financial instruments	(46)
Other taxes	(185)
Merger-related expenses, deal costs and re-audit costs	35,893
Adjusted Pro Forma EBITDA	505,983
Adjusted Pro Forma EBITDA annualized	$2,023,932

As of March 31, 2015:
Debt	$11,603,925
Cash, adjusted for cash escrows pertaining to debt and debt related to assets held for sale	(140,705)
Net debt	$11,463,220

Net debt to Adjusted Pro Forma EBITDA	5.7	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2015 First	2014 Quarters
	Quarter	Fourth	Third	Second	First
Revenues

Triple-Net
Triple-Net Rental Income	$266,206	$245,599	$244,206	$242,726	$237,846

Medical Office Buildings
Medical Office - Stabilized	123,211	104,171	103,780	101,795	101,259
Medical Office - Lease up	8,429	6,675	6,767	6,839	7,324
Medical Office - Other	5,350	6,061	6,051	6,256	6,640
Total Medical Office Buildings - Rental Income	136,990	116,907	116,598	114,890	115,223
Total Rental Income	403,196	362,506	360,804	357,616	353,069

Medical Office Building Services Revenue	8,858	9,218	5,937	2,722	4,652
Total Medical Office Buildings - Revenue	145,848	126,125	122,535	117,612	119,875

Triple-Net Services Revenue	1,136	1,136	1,136	1,145	1,148
Non-Segment Services Revenue	549	770	500	500	500
Total Medical Office Building and Other Services Revenue	10,543	11,124	7,573	4,367	6,300

Seniors Housing Operating
Seniors Housing - Stabilized	431,890	398,855	385,511	363,618	361,404
Seniors Housing - Lease up	15,024	12,083	10,109	10,227	9,018
Seniors Housing - Other	—	232	627	628	639
Total Resident Fees and Services	446,914	411,170	396,247	374,473	371,061

Non-Segment Income from Loans and Investments	22,899	15,734	14,043	14,625	10,767
Total Revenues, excluding Interest and Other Income	883,552	800,534	778,667	751,081	741,197

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	36,807	33,331	34,807	33,641	33,545
Medical Office - Lease up	3,242	2,509	2,738	2,733	2,783
Medical Office - Other	2,300	2,875	3,602	2,961	3,017
Total Medical Office Buildings	42,349	38,715	41,147	39,335	39,345

Seniors Housing Operating
Seniors Housing - Stabilized	286,277	262,915	256,702	241,380	241,298
Seniors Housing - Lease up	12,085	10,421	7,972	7,473	6,420
Seniors Housing - Other	—	227	600	571	577
Total Seniors Housing	298,362	273,563	265,274	249,424	248,295
Total Property-Level Operating Expenses	340,711	312,278	306,421	288,759	287,640

Medical Office Building Services Costs	6,918	7,527	4,568	1,626	3,371

Net Operating Income

Triple-Net
Triple-Net Properties	266,206	245,599	244,206	242,726	237,846
Triple-Net Services Revenue	1,136	1,136	1,136	1,145	1,148
Total Triple-Net	267,342	246,735	245,342	243,871	238,994

Medical Office Buildings
Medical Office - Stabilized	86,404	70,840	68,973	68,154	67,714
Medical Office - Lease up	5,187	4,166	4,029	4,106	4,541
Medical Office - Other	3,050	3,186	2,449	3,295	3,623
Medical Office Building Services	1,940	1,691	1,369	1,096	1,281
Total Medical Office Buildings	96,581	79,883	76,820	76,651	77,159

Seniors Housing Operating
Seniors Housing - Stabilized	145,613	135,940	128,809	122,238	120,106
Seniors Housing - Lease up	2,939	1,662	2,137	2,754	2,598
Seniors Housing - Other	—	5	27	57	62
Total Seniors Housing	148,552	137,607	130,973	125,049	122,766
Non-Segment	23,448	16,504	14,543	15,125	11,267
Net Operating Income	$535,923	$480,729	$467,678	$460,696	$450,186

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store Constant Currency Cash NOI

	For the Three Months Ended
	March 31,
	2015	2014

Net Operating Income	$535,923	$450,186

Adjustments:
Lease Modification Fee	5,200	—
NOI Not Included in Same-Store	(79,650)	(15,372)
Straight-Lining of Rental Income	(8,678)	(7,898)
Non-Cash Rental Income	(5,809)	(4,725)
Non-Segment NOI	(23,448)	(11,267)
Constant Currency Adjustment	—	(585)
	(112,385)	(39,847)

Constant Currency NOI as Reported	$423,538	$410,339

Percentage Increase		3.2%

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Senior Housing Operating Portfolio Same-Store Constant Currency NOI

	For the Three Months Ended
	March 31,		Percentage
	2015	2014	Increase

Net Operating Income	$148,552	$122,766

Less:
NOI Not Included in Same-Store	26,637	1,306
Constant Currency Adjustment	—	585
	26,637	1,891

Constant Currency NOI as Reported	$121,915	$120,875	0.9%

Less Real Estate Tax Credits	—	2,138

Constant Currency NOI Excluding Real Estate Tax Credits	$121,915	$118,737	2.7%

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CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS